As filed with the U.S. Securities and Exchange Commission on August 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THARIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-2642541
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

34 Shrewsbury Avenue, Suite 1C

Red Bank, NJ 07701

(732) 889-3111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sireesh Appajosyula

Chief Executive Officer

Tharimmune, Inc.

34 Shrewsbury Avenue

Red Bank, NJ 07701

(732) 889-3111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky

Scott E. Linsky

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Iselin, New Jersey 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462I under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders listed herein may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated August 26, 2025

2,463,601 Shares of Common Stock

Pursuant to a registered direct offering and concurrent private placement which closed on July 28, 2025 (the “RD Offering”) and in accordance with that certain securities purchase agreement by and among Tharimmune Inc. (the “Company”, “we”, “us”) and certain investors, dated July 23, 2025 (the “RD SPA”), certain selling stockholders named herein may use this prospectus to offer and resell from time to time up to 974,241 shares of our common stock, par value $0.0001 per share (the “RD Common Warrant Shares”), issuable upon exercise of common warrants (the “RD Common Warrants”).

Pursuant to a private placement which closed on July 31, 2025 (the “Private Placement”) and in accordance to the terms of that certain securities purchase agreement by and among the Company and certain institutional investors, dated July 25, 2025 (the “PIPE SPA”), certain selling stockholders named herein may use this prospectus to offer and resell from time to time up to 1,489,360 shares of our common stock, par value $0.0001 per share, which are comprised of (i) 641,190 shares of our common stock, par value $0.0001 (the “PIPE Common Shares”), (ii) 103,490 shares of our common stock (the “PIPE Pre-funded Warrant Shares”) issuable upon exercise of the pre-funded warrants (the “PIPE Pre-funded Warrants”), and (iii) 744,680 shares of our common stock (the “PIPE Common Warrant Shares”) issuable upon exercise of common warrants (the “PIPE Common Warrants”).

In connection with the RD Offering, the RD Common Warrants were issued to the investors in a concurrent private placement in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Under the Private Placement, the shares of our common stock, the PIPE Common Warrants, and the PIPE Pre-funded Warrants were issued to the investors in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder.

The shares issued pursuant to the Private Placement shall be referred to as the “PIPE Shares.” The RD Common Warrants, together with the PIPE Pre-funded Warrants and the PIPE Common Warrants shall be referred to as “Warrants.” The RD Common Warrant Shares, together with the PIPE Pre-funded Warrant Shares and PIPE Common Warrant Shares shall be referred to as the “Warrant Shares” and collectively with the PIPE Shares, the “Registrable Securities.”

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of PIPE Shares and Warrant Shares by the selling stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash.

The selling stockholders identified in this prospectus may offer the PIPE Shares and Warrant Shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the PIPE Shares and Warrant Shares on behalf of the selling stockholders; however, does not necessarily mean that any of the selling stockholders will offer or sell their PIPE Shares and Warrant Shares under this registration statement or at any time in the near future. We provide more information about how the selling stockholders may sell their Shares in the section entitled “Plan of Distribution” on page 15.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the PIPE Shares and Warrant Shares, or interests therein. We will not be paying any underwriting discounts or commissions in this offering. We will pay the expenses of registering the PIPE Shares and Warrant Shares pursuant to this prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “THAR.” On August 22, 2025, the last reported sale price of our common stock was $4.72 per share.

We are a “smaller reporting company” and an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus for more information on these risks.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2025

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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SUMMARY

Overview

We are a clinical-stage biotechnology company developing therapeutic candidates in immunology and inflammation with high unmet need. On November 3, 2023, we entered into a patent license agreement (the “Avior License Agreement”) with Avior Inc. d/b/a Avior Bio, LLC (“Avior”) pursuant to which we received an exclusive sublicensable right and license to Licensed Patent Rights and Licensed Technology to, among other things, Develop, have Developed, make, have made, use, sell, import, export and commercialize TH104 and TH103 and to practice the Licensed Technology in connection with the foregoing, throughout the world (each as defined in the Avior License Agreement). In February 2023, the U.S. Food and Drug Administration (“FDA”) approved an investigational new drug (“IND”) application for TH104. TH104 has a dual mechanism of action by affecting multiple receptors, known to suppress chronic, debilitating pruritus or “uncontrollable itching.” With respect to TH104, we originally intended to first seek approval for the treatment of moderate-to-severe chronic pruritus in patients with primary biliary cholangitis (“PBC”), an orphan rare form of liver disease with no known cure in which more than 70% of patients suffer from debilitating chronic pruritic. In March 2025, we engaged and received positive feedback from the FDA regarding the additional proposed indication of temporary prophylaxis of respiratory and/or nervous system depression in military personnel and chemical incident responders entering an area contaminated with high-potency opioids (“PrHPO”), for which we submitted a Pre-Investigational New Drug Application (“PIND”). With respect to our PIND for this additional proposed indication for TH104, we received positive feedback from the FDA regarding a regulatory pathway that will allow us to submit a 505(b)(2) New Drug Application (“NDA”) for TH104. The FDA advised that we will need to perform additional nonclinical studies (i.e., in vitro toxicology studies), but the FDA confirmed that it does not believe any additional clinical trials will be required to define the prophylactic dosing window prior to IND or NDA submission for this indication, which we expect will be the lead program for us. We intend to pursue the pruritus in PBC indication subsequent to the nearer term opportunity of filing an NDA for PrHPO. We intend to conduct a capital efficient strategy to file an NDA for PrHPO, which involves actively progressing its Chemistry, Manufacturing, and Controls (“CMC”) plan to meet the stringent requirements for filing an NDA with the FDA. This comprehensive plan encompasses all aspects of the manufacturing process, quality control measures, and product stability to ensure the consistent production of a high-quality buccal film formulation known as TH104.

On September 11, 2024, we entered into a Patent License Agreement (the “Intract Agreement”) with Intract Pharma Limited (“Intract”), pursuant to which, we exclusively licensed INT-023/TH023, an oral anti-Tumor Necrosis Factor-alpha (TNF-α) monoclonal antibody infliximab. Infliximab is a purified, recombinant DNA-derived chimeric IgG monoclonal antibody protein that contains both murine and human components that inhibit tumor TNF-α. Under the terms of the Intract Agreement, we licensed global development and commercialization rights (outside of South Korea) to Intract’s Soteria® and Phloral® delivery platform along with an existing supply agreement for infliximab to be used in the oral product development program.

We are also developing an early-stage pipeline of novel therapeutic candidates targeting validated high value immuno-oncology (“IO”) targets including human epidermal growth factor (“EGF”) receptor 2 (“HER2”), human EGF receptor 3 (“HER3”) and programmed cell death protein 1 (“PD-1”). We are developing antibodies including bispecific antibodies, antibody drug conjugates (“ADCs”) and small molecular weight bovine-derived “knob” domains which have the potential to target and bind more tightly to “undruggable” epitopes better than full sized antibodies. We are advancing HS1940, a bispecific biologic against both PD-1 and vascular endothelial growth receptor (“VEGF”) antibody which targets both receptors. In addition, we have completed initial pre-clinical in-vitro testing for HS3215, a HER2/HER3 bispecific antibody.

Recent Developments

On August 26, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) in relation to a registered direct offering (the “Offering”) with certain purchasers, consisting of 1,188,888 shares of Common Stock, par value $0.0001 per share (or common stock equivalents) at a price of $4.50 per share of Common Stock.

The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-270684, the “Shelf Registration Statement”) which was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on March 24, 2023. The shares of Common Stock (or common stock equivalents) are being offered only by means of a prospectus supplement and the accompanying prospectus to filed with the SEC.

The Offering is expected to close on August 27, 2025, subject to customary closing conditions.

Pursuant to a placement agency agreement dated as of August 26, 2025 (the “Placement Agency Agreement”), the Company engaged President Street Global, LLC and RF Lafferty & Co., Inc. (collectively, the “Placement Agents”) to act as the exclusive co-placement agents in connection with the Offering. The Company has agreed to pay the Placement Agents a cash fee equal to 10.0% of the aggregate gross proceeds from the sale of the securities.

Implications of Being a Smaller Reporting Company and Emerging Growth Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), meaning that the market value of our shares held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. Additionally, as a smaller reporting company, we may continue to take advantage of the exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. If investors consider our shares of common stock less attractive as a result of our election to use the scaled-back disclosure permitted for smaller reporting companies, there may be a less active trading market for our common shares and our share price may be more volatile.

We are also an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

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As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iv) not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Corporate Information

Our principal executive offices are located at 34 Shrewsbury Avenue, Suite 1C, Red Bank, NJ 07701 and our telephone number at that address is (732) 889-3111. We maintain a corporate website at www.tharimmune.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Before deciding whether to purchase our common stock, investors should carefully consider the risks described below together with the “Risk Factors” described in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the U.S. Securities and Exchange Commission (the “SEC”). Our business, financial condition, operating results and prospects are subject to the following material risks as well as those material risks incorporated by reference. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in the shares of our common stock.

We are an emerging growth company and a smaller reporting company under U.S. securities laws and may take advantage of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, which could make our common stock less attractive to investors.

We are an emerging growth company and smaller reporting company and may take advantage of certain exemptions from various reporting requirements that are otherwise applicable to public companies that are not emerging growth companies and/or smaller reporting companies including, but not limited to:

●	not being required to comply with the auditor attestation requirements regarding internal controls under Section 404 of the Sarbanes-Oxley Act, as amended;

●	reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements;

●	exemptions from the requirements of holding a non-binding stockholder advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved;

●	exemption from the requirement to provide pay for performance disclosure; and

●	exemption from the requirement to provide compensation ratio disclosure.

Moreover, we also are eligible under the JOBS Act for an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or supplements to the auditor’s report providing additional information about the audit and the financial statements. We may take advantage of these reporting exemptions until we no longer are an emerging growth company and/or smaller reporting company.

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A sale of a substantial number of shares of common stock by our stockholders may cause the price of our common stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our common stock in the public market, the price of our common stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section are:

●	sale of our common stock by our stockholders, executives, and directors;

●	volatility and limitations in trading volumes of our shares of common stock;

●	our ability to obtain financings to conduct and complete research and development activities including, but not limited to, our clinical trials, and other business activities;

●	the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

●	our ability to attract new customers;

●	our ability to secure resources and the necessary personnel to conduct clinical trials on our desired schedule;

●	commencement, enrollment or results of our clinical trials for our product candidates;

●	changes in the development status of our product candidates;

●	any delays or adverse developments or perceived adverse developments with respect to a regulatory agency’s review of our planned pre-clinical and clinical trials;

●	any delay in our submission for studies or product approvals or adverse regulatory decisions, including failure to receive regulatory approval for our product candidates;

●	unanticipated safety concerns related to the use of our product candidates;

●	changes in our capital structure or dividend policy, future issuances of securities and sales of large blocks of common stock by our stockholders;

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

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We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders covered by this prospectus.

We are registering the shares of common stock that were, or may be, issued by us to the selling stockholders to permit the resale of these shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

We are currently listed on the Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

Although our common stock is currently listed on the Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our common stock does not develop or is sustained, our common stock may remain thinly traded.

The Listing Rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

On April 1, 2025, we received a notice (the “Notice”) from the Listing Qualifications staff of Nasdaq notifying us that our stockholders equity as reported in our Annual Report on Form 10-K for the period ended December 31, 2024 (the “2024 10-K”), did not satisfy the continued listing requirements under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholder equity be at least $2,500,000. In our 2024 10-K Form, we reported stockholders’ equity of $1,307,642, and, as a result, we do not currently satisfy Nasdaq Listing Rule 5550(b)(1).

The Notice had no immediate effect on our listing on the Nasdaq Capital Market. In accordance with Nasdaq rules, we submitted a compliance plan to Nasdaq. If our compliance plan is accepted, we may be granted up to 180 calendar days from April 1, 2025, to evidence compliance. If we are unable to demonstrate compliance, Nasdaq would issue a delist notice, which the Company would timely request a hearing before the Panel, which would stay any further delist action at a minimum through the date of the hearing or any extension provided by the Hearings Panel. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rules or will otherwise be in compliance with other applicable Nasdaq Listing Rules.

There is no assurance that we will be able to maintain compliance with the Nasdaq Capital Market continued listing standards and/or continue our listing on The Nasdaq Capital Market in the future.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any applicable prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), about us and our subsidiary. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include, among other things, statements about:

●	our business strategies;

●	the timing of regulatory submissions;

●	our ability to obtain and maintain regulatory approval of our existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain;

●	risks relating to the timing and costs of clinical trials and the timing and costs of other expenses;

●	risks related to market acceptance of products;

●	intellectual property risks;

●	risks associated with our reliance on third-party organizations;

●	our competitive position;

●	our industry environment;

●	our anticipated financial and operating results, including anticipated sources of revenues;

●	assumptions regarding the size of the available market, benefits of our products, product pricing and timing of product launches;

●	management’s expectation with respect to future acquisitions;

●	statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets; and

●	our cash needs and financing plans.

We caution our stockholders and other readers not to place undue reliance on such statements.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results to differ from those projected include, but are not limited to, the risk factors set forth herein, risk factors under the title “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024, and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and elsewhere in the documents incorporated by reference into this prospectus and any applicable prospectus supplement.

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You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which the statement is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus and any applicable prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus and any applicable prospectus supplement. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus and any applicable prospectus supplement or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

The net proceeds from any disposition of the shares of common stock covered hereby will be received by the selling stockholders. We will not receive any of the proceeds from any such shares of common stock offered by this prospectus. We will, however, receive the net proceeds of any Warrants exercised for cash. We expect to use the proceeds received from the exercise of the Warrants, if any, for the development of our product candidates and general working capital purposes.

REGISTERED DIRECT OFFERING OF SHARES OF COMMON STOCK AND PRE-FUNDED WARRANTS, AND PRIVATE PLACEMENT OF COMMON WARRANTS PURSUANT TO THE RD OFFERING

Pursuant to a registered direct offering and concurrent private placement, which closed on July 28, 2025 (the “RD Offering”) and in accordance with that certain securities purchase agreement by and among the Company and certain institutional investors, dated July 23, 2025 (the “RD SPA”), certain selling stockholders named herein were issued up to 1,948,482 shares of our common stock, par value $0.0001 per share, which are comprised of (i) 414,331 shares of our common stock, par value $0.0001, (ii) 559,910 shares of our common stock (the “RD Pre-funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “RD Pre-funded Warrants”), and (iii) 974,241 shares of our common stock (the “RD Common Warrant Shares”) issuable upon exercise of common warrants (the “RD Common Warrants”).

Under the RD Offering and private placement, the shares of our common stock were issued to investors pursuant to a prospectus supplement, filed with the Securities and Exchange Commission on July 28, 2025, to the registration statement File No. 333-270684 (the “Registration Statement”). The shares issuable upon exercise of the RD Pre-funded Warrants are also being issued to investors pursuant to the prospectus supplement to the Registration Statement. The RD Common Warrants were instead issued to the investors in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Aggregate gross proceeds amounted to $1.74 million, exclusive of other offering expenses.

The RD Common Warrants are exercisable for $1.66 per share, beginning six months from the date of issuance (the “Initial Exercise Date”) and have a term of exercise equal to five years from the Initial Exercise Date. The shares issuable upon exercise of the RD Common Warrants (the “RD Common Warrant Shares”) are being registered in this prospectus.

The RD Pre-funded Warrants are exercisable immediately and may be exercised at any time until the RD Pre-funded Warrants are exercised in full.

For more information regarding the RD Warrants and RD Pre-Funded Warrants, see “Description of Capital Stock – Warrants – RD Pre-funded Warrants, RD Common Warrants.”

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PRIVATE PLACEMENT OF SHARES OF COMMON STOCK, PRE-FUNDED WARRANTS AND

COMMON WARRANTS PURSUANT TO THE PIPE SPA

Pursuant to a private placement, which closed on July 31, 2025 (the “Private Placement”) and in accordance to the terms of that certain securities purchase agreement by and among the Company and certain institutional investors, dated July 25, 2025 (the “PIPE SPA”), certain selling stockholders named herein may use this prospectus to offer and resell from time to time up to 1,489,360 shares of our common stock, par value $0.0001 per share, which are comprised of (i) 641,190 shares of our common stock, par value $0.0001, (ii) 103,490 shares of our common stock (the “PIPE Pre-funded Warrant Shares”) issuable upon exercise of the pre-funded warrants (the “PIPE Pre-funded Warrants”), and (iii) 744,680 shares of our common stock (the “PIPE Common Warrant Shares”) issuable upon exercise of common warrants (the “PIPE Common Warrants”).

Aggregate gross proceeds amounted to $1,225,003, exclusive of other offering expenses.

The PIPE Common Warrants are exercisable for $1.52 per share, beginning six months from the date of issuance (the “Initial Exercise Date”) and have a term of exercise equal to seven years from the Initial Exercise Date.

The PIPE Pre-funded Warrants are exercisable immediately and may be exercised at any time until the PIPE Pre-funded Warrants are exercised in full.

For more information regarding the PIPE Warrants and PIPE Pre-Funded Warrants, see “Description of Capital Stock – Warrants – PIPE Pre-funded Warrants, PIPE Common Warrants.”

Pursuant to the RD SPA and the PIPE SPA, respectively, we agreed to prepare and file a registration statement covering the Registrable Securities on or prior to the date that is thirty (30) calendar days following the date of the RD SPA and PIPE SPA, respectively. We agreed to use our best efforts to cause the registration statement covering the Registrable Securities to be declared effective as promptly as practicable after the filing thereof, but in any event no later the 60th calendar day following the date of the RD SPA and PIPE SPA, respectively.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are the PIPE Shares previously issued to the selling stockholders in the Private Placement, and those shares issuable to the selling stockholders upon exercise of the Warrants. For additional information regarding the issuances of those securities, see “Registered Direct Offering of Shares of Common Stock and Pre-funded Warrants, and Private Placement of Common Warrants Pursuant to The RD Offering” and “Private Placement of Shares of Common Stock, Pre-funded Warrants and Common Warrants Pursuant to the PIPE SPA” above. We are registering the PIPE Shares and Warrant Shares in order to permit the selling stockholders to offer such shares for resale from time to time. Except for the ownership of the PIPE Shares, Warrant Shares and the Warrants, or as otherwise set forth herein, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The first column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of our securities, as of August 22, 2025, assuming the full exercise of the Warrants held by the selling stockholders on that date, without regard to any limitations on exercises. The second column lists the shares of common stock being offered by this prospectus by the selling stockholders, also assuming, as of August 22, 2025, the full exercise of the Warrants held by the selling stockholders on that date, without regard to any limitations on exercises. The third column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

This prospectus generally covers the resale of the maximum number of the sum of (i) the number of PIPE Shares issued to the selling stockholders in the Private Placement described above and (ii) the maximum number of shares of common stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the RD SPA and PIPE SPA, respectively, without regard to any limitations on the exercise of the Warrants.

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Under the terms of the Warrants, a selling stockholder may not exercise such warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Warrants which have not been exercised. The number of shares in the second and third columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering*		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus		Number of shares of Common Stock Owned After Offering
Dharmesh Parikh	95,647	(1)	5,594	(2)	90,053
Gary Stetz II	70,225	(3)	13,998	(4)	56,227
Leonard M. Schiller, Revocable Trust Dtd 10/3/1997 (5)	314,885	(6)	27,996	(7)	286,889
David Clarke	1,105,804	(8)	139,978	(9)	965,826
Parikh and Amin Ventures LLC (10)	111,982	(11)	55,991	(12)	55,991
Randall Scharlach	27,996	(13)	13,998	(14)	13,998
Bipin Kumar	111,982	(15)	55,991	(16)	55,991
Vincent Scoca	55,992	(17)	27,996	(18)	27,996
Rosalie Draper	55,992	(19)	27,996	(20)	27,996
Adam Schenk	27,996	(21)	13,998	(22)	13,998
Jason Knobloch	27,996	(23)	13,998	(24)	13,998
Hannelore Sommer	33,594	(25)	16,797	(26)	16,797
Evelyn Rickel Trust FBO Kenneth D Rickel (27)	1,952,367	(28)	559,910	(29)	1,392,457
SDS Capital Partners II, LLC (30)	820,238	(31)	668,696	(32)	151,542
SIRA Investments, LLC (33)	199,503	(34)	121,580	(35)	77,923
Brightforge Management, LLC (36)	599,688	(37)	425,530	(38)	174,158
Eric Lazer	182,370	(39)	182,370		-
Barbara Stone Irrevocable Trust (40)	196,769	(41)	60,790	(42)	135,979
Frank Mannarino	30,394	(43)	30,394		-

*	The beneficial ownership calculation is based on SEC Rule 13d-3 definition, but also includes warrants exercisable beyond a sixty (60) day period.

(1)

Represents (i) 39,378 shares of common stock, (ii) Series A Warrants to purchase up to 33,784 shares of common stock, (iii) Series B Warrants to purchase up to 16,891 shares of common stock, and (iv) RD Common Warrants to purchase up to 5,594 shares of common stock.

(2)

Represents RD Common Warrants to purchase up to 5,594 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(3)

Represents (i) 30,890 shares of common stock, (ii) Series A Warrants to purchase up to 16,892 shares of common stock, (iii) Series B Warrants to purchase up to 8,445 shares of common stock, and (iv) RD Common Warrants to purchase up to 13,998 shares of common stock.

(4)

Represents RD Common Warrants to purchase up to 13,998 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(5)

Leonard M. Schiller is the trustee with voting and dispositive power of the securities held by Leonard M. Schiller, Revocable Trust Dtd 10/3/1997. The address is 16 Island Ave., #7B, Miami Beach, FL 33139.

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(6)	Represents (i) 156,973 shares of common stock, (ii) Series A Warrants to purchase up to 33,784 shares of common stock, (iii) Series B Warrants to purchase up to 16,891 shares of common stock, (iv) 79,241 common stock purchase warrants, and (v) RD Common Warrants to purchase up to 27,996 shares of common stock.

(7)

Represents RD Common Warrants to purchase up to 27,996 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(8)

Represents (i) 510,484 shares of common stock, (ii) Series A Warrants to purchase up to 168,919 shares of common stock and (iii) Series B Warrants to purchase up to 84,459 shares of common stock, (iv) 79,114 pre-funded warrants, (v) 122,850 common stock purchase warrants, and (vi) RD Common Warrants to purchase up to 139,978 shares of common stock.

(9)

Represents RD Common Warrants to purchase up to 139,978 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(10)	Dharmesh Parikh is the managing partner with voting and dispositive power of the securities held by Parikh and Amin Ventures LLC. The address is 8814 N. Florida Ave, Tampa FL, 33604.

(11)	Represents (i) 55,991 shares of common stock and (ii) RD Common Warrants to purchase up to 55,991 shares of common stock.

(12)	Represents RD Common Warrants to purchase up to 55,991 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(13)	Represents (i) 13,998 shares of common stock and (ii) RD Common Warrants to purchase up to 13,998 shares of common stock.

(14)

Represents RD Common Warrants to purchase up to 13,998 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

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(15)	Represents (i) 55,991 shares of common stock and (ii) RD Common Warrants to purchase up to 55,991 shares of common stock.

(16)

Represents RD Common Warrants to purchase up to 55,991 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(17)	Represents (i) 27,996 shares of common stock and (ii) RD Common Warrants to purchase up to 27,996 shares of common stock.

(18)

Represents RD Common Warrants to purchase up to 27,996 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(19)	Represents (i) 27,996 shares of common stock and (ii) RD Common Warrants to purchase up to 27,996 shares of common stock.

(20)

Represents RD Common Warrants to purchase up to 27,996 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(21)	Represents (i) 13,998 shares of common stock and (ii) RD Common Warrants to purchase up to 13,998 shares of common stock.

(22)

Represents RD Common Warrants to purchase up to 13,998 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(23)	Represents (i) 13,998 shares of common stock and (ii) RD Common Warrants to purchase up to 13,998 shares of common stock.

(24)

Represents RD Common Warrants to purchase up to 13,998 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(25)	Represents (i) 16,797 shares of common stock and (ii) RD Common Warrants to purchase up to 16,797 shares of common stock.

(26)

Represents RD Common Warrants to purchase up to 16,797 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(27)	Kenneth Rickel is the President with voting and dispositive power of the securities held by Evelyn Rickel Trust FBO Kenneth D. Rickel. The address is 190 N Canon Drive, Beverly Hills CA 90210.

(28)

Represents (i) 248,000 shares of common stock, (ii) pre-funded warrants to purchase up to 637,701 shares of common stock, (iii) Series A Warrants to purchase up to 337,838 shares of common stock, (iv) Series B Warrants to purchase up to 168,918 shares of common stock, and (v) RD Common Warrants to purchase up to 559,910 shares of common stock.

(29)

Represents RD Common Warrants to purchase up to 559,910 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(30)	Steve Derby is the managing member with voting and dispositive power of the securities held by SDS Capital Partners II, LLC. The address is 13809 Research Blvd, Suite 500-92505, Austin, TX 78750.

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(31)

Represents (i) 315,881 shares of common stock, (ii) pre-funded warrants to purchase up to 103,490 shares of common stock, (iii) 66,519 common stock purchase warrants, and (iv) PIPE Warrants to purchase up to 334,348 shares of common stock.

(32)

Represents (i) 230,858 PIPE Common Shares, (ii) PIPE Pre-Funded Warrants to purchase up to 103,490 shares of common stock, and (iii) PIPE Warrants to purchase up to 334,348 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(33)

Simon Derby is the managing partner with voting and dispositive power of the securities held by SIRA Investments. The address is c/o SIRA Investments, LLC., 1010 West 10th Street, # 302, Austin, TX 78703.

(34)	Represents (i) 108,790 shares of common stock, (ii) pre-funded warrants to purchase up to 3,949 shares of common stock, and (iii) 86,764 common stock purchase warrants.

(35)

Represents (i) 60,790 PIPE Common Shares and (ii) PIPE Warrants to purchase up to 60,790 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(36)

Darin G Clay is the Managing Member and natural person with voting and dispositive power of the securities held BrightForge Management, LLC. The address is c/o BrightForge Management, LLC, 1515 N 1200 E, Lehi, UT 84043.

(37)

Represents (i) 295,087 shares of common stock, (ii) Series A Warrants to purchase up to 50,676 shares of common stock, (iii) Series B Warrants to purchase up to 25,337 shares of common stock, (iv) 15,823 common stock purchase warrants, and (v) PIPE Warrants to purchase up to 212,765 shares of common stock.

(38)

Represents (i) 212,765 PIPE Common Shares and (ii) PIPE Warrants to purchase up to 212,765 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(39)

Represents (i) 91,185 PIPE Common Shares and (ii) PIPE Warrants to purchase up to 91,185 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(40)	Joel A. Stone is the trustee with voting and dispositive power of the securities held by the Barbara A. Stone Irrevocable Trust. The address is c/o Barbara A. Stone Irrevocable Trust, 1772 Sabal Palm Dr., Boca Raton, FL 33432.

(41)	Represents (i) 87,977 shares of common stock, (ii) Series A Warrants to purchase up to 33,784 shares of common stock, (iii) Series B Warrants to purchase up to 16,891 shares of common stock, (iv) 27,722 common stock purchase warrants, (v) PIPE Warrants to purchase up to 30,395 shares of common stock.

(42)	Represents (i) 30,395 PIPE Common Shares and (ii) PIPE Warrants to purchase up to 30,395 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

(43)	Represents (i) 15,197 PIPE Common Shares and (ii) PIPE Warrants to purchase up to 15,197 shares of common stock. The warrants contain an ownership limitation such that the holder may not exercise any of such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the material terms of our Common Stock as provided in our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and Amended and Restated Bylaws, as amended (“Bylaws”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is only a summary and may not contain all the information that is important to you or that you should consider before investing in our stock, and is qualified in its entirety by reference to the complete text of the Certificate of Incorporation and Bylaws. For a more detailed description of these securities, you should read the applicable provisions of Delaware law, our Certificate of Incorporation, our Bylaws and the reports that we file with the SEC, which are incorporated herein by reference.

General

As of the date of this prospectus, our authorized capital stock consisted of 250,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of August 22, 2025, there were 5,336,441 shares of our common stock and no shares of our preferred stock issued and outstanding.

Common Stock

We are authorized to issue up to a total of 250,000,000 shares of common stock, par value $0.0001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. All shares of common stock offered hereby will, when issued, be fully paid and nonassessable, including shares of common stock issued upon the exercise of common stock warrants or subscription rights, if any.

Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Warrants

As of August 22, 2025, there are outstanding warrants to purchase an aggregate of 5,103,882 shares of our common stock at a weighted average exercise price of $2.20 per share and pre-funded warrants to purchase an aggregate of 824,254 shares of our common stock at a weighted average exercise price of $0.001.

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RD Pre-funded Warrants

Each RD Pre-funded Warrant is exercisable until exercised in full at an exercise price of $0.001 per share and may be exercised by means of a cashless exercise. The Company is prohibited from effecting an exercise of the RD Pre-funded Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the RD Pre-funded Warrant Shares upon exercise of the RD Pre-funded Warrants, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

The RD Pre-funded Warrant Shares are registered under the prospectus supplement to the Registration Statement.

RD Common Warrants

Each RD Common Warrant is exercisable six months from the date of issuance (the “Initial Exercise Date”) and have a term of exercise equal to five years from the Initial Exercise Date at an exercise price of $1.66 per share, subject to adjustment. If, at any time after the issuance date of the RD Common Warrant, a registration statement covering the resale of the Common Stock Warrant Shares is not effective, the holders may exercise the RD Common Warrants by means of a cashless exercise. The Company is prohibited from effecting an exercise of the RD Common Stock Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the Common Stock Warrant Shares upon exercise of the RD Common Stock Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

The RD Common Warrant Shares are being registered with this prospectus.

PIPE Pre-funded Warrants

Each PIPE Pre-funded Warrant is exercisable until exercised in full at an exercise price of $0.001 per share and may be exercised by means of a cashless exercise. The Company is prohibited from effecting an exercise of the PIPE Pre-funded Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the Pre-funded Warrant Shares upon exercise of the Pre-funded Warrants, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

The PIPE Pre-funded Warrant Shares are being registered with this prospectus.

PIPE Common Warrants

Each PIPE Common Warrant is exercisable six months from the date of issuance (the “Initial Exercise Date”) and have a term of exercise equal to seven years from the Initial Exercise Date at an exercise price of $1.52 per share, subject to adjustment. If, at any time after the issuance date of the PIPE Common Warrant, a registration statement covering the resale of the Common Stock Warrant Shares is not effective, the holders may exercise the PIPE Common Warrants by means of a cashless exercise. The Company is prohibited from effecting an exercise of the PIPE Common Stock Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the PIPE Common Stock Warrant Shares upon exercise of the PIPE Common Stock Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

The PIPE Common Warrant Shares are being registered with this prospectus.

Applicable Anti-Takeover Law

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

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Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things:

●	provide our Board of Directors with the ability to alter our bylaws without stockholder approval;

●	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum;

●	provide that special meetings of our stockholders may be called by our Board of Directors, our Chief Executive Officer, or our President (in the absence of a Chief Executive Officer), the Chairman of our Board of Directors or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting; and

●	provide advance notice requires for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

Our transfer agent and registrar is Pacific Stock Transfer Company whose address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “THAR.”

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PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. “Trading Market” means any of the following markets or exchanges on which the Company’s common stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing). These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses that we incur incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep this prospectus effective until the earlier to occur of: (i) such time that all Registrable Shares have been resold, or (ii) such time as such Shares no longer remain Registrable Shares. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Lucosky Brookman LLP, Iselin, New Jersey. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the sale, from time to time, of the shares of common stock held by the selling stockholders named in this prospectus and any applicable prospectus supplement.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

You may read and copy the registration statement, as well as our reports, proxy statements and other information, on the SEC’s website at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.tharimmune.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus and any applicable prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025 (the “Annual Report”);

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025 and June 30, 2025, filed with the SEC on May 12, 2025 and August 14, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on February 27, 2025, April 4, 2025, April 10, 2025, April 25, 2025, April 28, 2025, May 9, 2025, June 10, 2025, June 11, 2025, June 16, 2025, June 20, 2025 and June 24, 2025, July 28, 2025, July 31, 2025, August 7, 2025, and August 26, 2025;

●	our definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 30, 2025, as amended on May 2, 2025; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 10, 2022, including any amendments or reports filed with the SEC for the purposes of updating such description, including the description of our common stock in Exhibit 4.3 of the Annual Report.

All documents subsequently filed by us (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our corporate website at www.tharimmune.com. Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus or any prospectus supplement unless specifically incorporated herein by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents incorporated by reference in this prospectus and any prospectus supplement free of charge upon request for such documents in writing at the below address or by telephone at (732) 889-3111:

Tharimmune, Inc.

34 Shrewsbury Avenue, Suite 1C

Red Bank, NJ 07701

Attention: Corporate Secretary

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2,463,601 Shares of Common Stock

PROSPECTUS

August          , 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the selling stockholders. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee		$1,819.88
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*

Total		$1,819.88

* These fees and expenses depend on the securities offered and sold and accordingly cannot be estimated at this time. The applicable amendment to this registration statement or prospectus supplement will set forth the estimated amount of expenses of this offering of securities.

Item 15. Indemnification of Officers and Directors.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation, as amended, provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Our Certificate of Incorporation and Bylaws will provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending action by or in the right of us by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation, as amended, and bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation, as amended, and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

a)	Exhibits.

Exhibit Numbers	Exhibit Description
3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 27, 2021)
3.2	Amendment to Certificate of Incorporation dated August 7, 2019 (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 27, 2021)
3.3	Amendment to Certificate of Incorporation dated September 16, 2021 (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 27, 2021)
3.4	Amendment to Certificate of Incorporation dated October 11, 2021 (Incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1/A filed with the SEC on October 15, 2021)
3.5	Bylaws (Incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 27, 2021)
3.6	Certificate of Amendment to Certificate of Incorporation dated September 21, 2023 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 25, 2023)
3.7	Certificate of Amendment to Certificate of Incorporation, as amended dated November 17, 2023 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2023)
3.8	Certificate of Amendment to Certificate of Incorporation, as amended dated May 22, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2024)
4.1	Form of RD Common Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 28, 2025)
4.2	Form of PIPE Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 31, 2025)
4.3	Form of PIPE Common Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 31, 2025)
5.1**	Opinion of Lucosky Brookman LLP as to the legality of the securities being registered
10.1	Form of Securities Purchase Agreement (related to the RD Offering), dated July 23, 2025, by and between Tharimmune, Inc. and the purchasers named therein (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 28, 2025)
10.2	Form of Securities Purchase Agreement (related to the Private Placement), dated July 25, 2025, by and between Tharimmune, Inc. and the purchasers named therein (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 31, 2025)
23.1*	Consent of Rosenberg Rich Baker Berman, P.A.
23.2**	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature pages to the registration statement)
107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment to this registration statement.

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Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on the 26th day of August, 2025.

THARIMMUNE, INC.

By:	/s/ Sireesh Appajosyula
Sireesh Appajosyula
Chief Executive Officer (Principal Executive Officer)
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Sireesh Appajosyula, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sireesh Appajosyula	Chief Executive Officer (Principal Executive Officer)	August 26, 2025
Sireesh Appajosyula	(Principal Financial and Accounting Officer)

/s/ Vincent LoPriore	Executive Chairman	August 26, 2025
Vincent LoPriore

/s/ Sanam Parikh	Director	August 26, 2025
Sanam Parikh

/s/ Clay Kahler	Director	August 26, 2025
Clay Kahler

/s/ Gary Stetz	Director	August 26, 2025
Gary Stetz

/s/ James Gordon Liddy	Director	August 26, 2025
James Gordon Liddy

/s/ Nancy Davis	Director	August 26, 2025
Nancy Davis

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